                                 Exhibit 10.15

                        Form of Stock Option Agreement
                       FOCAL COMMUNICATIONS CORPORATION
                           200 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60601


                             _______________, 1998


[PARTICIPANT]
_________________________
_________________________

          Re:  Focal Communications Corporation (the "Company")
               ------------------------------------------------
               Grant of Nonqualified Stock Option
               ----------------------------------

Dear [PARTICIPANT]:

          The Company is pleased to advise you that its Board of Directors has granted to you stock options (the "Options"), as provided below, under the Focal Communications Corporation 1997 Stock Option Plan (as amended or modified from time to time as provided therein, the "Plan"), a copy of which is attached hereto and incorporated herein by reference.

          1.   Definitions.  For the purposes of this Agreement, the following
               -----------
terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
any successor statute.

          "Common Stock" shall mean the Company's Class A Common Stock, par
           ------------
value $.01 per share, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" shall mean Focal Communications Corporation, a Delaware
           -------
corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Focal Communications Corporation as such term is defined in Section 424(f) of the Code.

          "Disability" shall mean your inability, due to illness, accident,
           ----------
injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period anticipated to last at least 6 months, as determined by the Board in its good faith discretion.

          "Fair Market Value" of the Common Stock shall be the average, over a
           -----------------
period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive business days prior to such day, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

          "Grant Date" shall mean the date of this Option grant letter first
           ----------
written above.

          "Option Shares" shall mean (i) all shares of Common Stock issued or
           -------------
issuable upon the exercise of the Options and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company and any purchaser of Option Shares pursuant to the repurchase provisions in paragraph 12 hereof or pursuant to the provisions in paragraphs 14(b)-(c) and 16 hereof), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Public Offering" means any underwritten sale of the Company's Common
           ---------------
Stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the
                                                         --------
following shall not be considered a Public Offering: (i) any issuance of Common Stock as consideration or financing for a merger or acquisition, and (ii) any issuance of Common Stock or rights to acquire Common Stock to employees of the Company as part of an incentive or compensation plan.

          "Registration Agreement" shall mean that certain Registration
           ----------------------
Agreement, dated as of November 27, 1997, by and among the Company and certain investors as amended from time to time.

          "Sale of the Company" shall mean a merger or consolidation effecting a
           -------------------
change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and any successor statute.

          2.  The Options.
              -----------

          (a) Terms.  The Company is granting to you ___________ Options.  Each
              -----
of your Options is for the purchase of 1/500th of a share of Common Stock at a price per share of $________ (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Options shall expire at the close of business on the tenth anniversary of the Grant Date (the "Expiration Date"), subject to earlier expiration as provided in paragraph 4 below. Your Options are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

          (b) Payment of Option Price.  Subject to paragraph 3 below, your
              -----------------------
Options may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by
(ii) the number of Option Shares (including fractional shares) to be acquired. Payment shall be made in cash (including check, bank draft or money order) or, in the discretion of the Board, by delivery of a promissory note (if in accordance with policies approved by the Board).

          3.  Exercisability/Vesting.
              ----------------------

          (a) Vesting Schedule.  Your Options may be exercised only to the
              ----------------
extent they have become vested. Your options shall vest and become exercisable with respect to the following percentages of your Option Shares (rounded to the nearest whole share) on the following vesting dates, in each case if and only if
                                                                  -----------
you are, and have been continuously employed by the Company or served as a director from the date of this Agreement through such vesting date:

                                             Cumulative Percentage of Options
          Vesting Date                          Vested on such Vesting Date
          ------------                          ---------------------------
12-month anniversary of the Grant Date                      25%
18-month anniversary of the Grant Date                      37.5%
24-month anniversary of the Grant Date                      50%
30-month anniversary of the Grant Date                      62.5%
36-month anniversary of the Grant Date                      75%
42-month anniversary of the Grant Date                      87.5%
48-month anniversary of the Grant Date                      100%

          (b) Treatment of Options upon a Sale of the Company.  In the event of
              -----------------------------------------------
a Sale of the Company, the Board or the board of directors of the surviving or acquiring entity shall, in connection with the Sale of the Company, either (i) provide for the continuation of your Options under this Agreement after the Sale of the Company by substituting an equivalent amount (as determined by the Board in its good faith discretion) of shares of stock in the surviving or acquiring entity, or of the consideration payable for the Common Stock in connection with the Sale of the Company, or of such other securities as the Board deems appropriate, in place of the Common Stock issuable upon the exercise of your Options as specified in Section 2(a) above (which substitution shall be binding on you and shall not constitute an amendment or waiver of any provision hereof under Section 18 below), or (ii) upon written notice to you, elect for your Options to expire in accordance with Section 4(c) below.

          (c) Acceleration of Vesting upon a Sale of the Company.  In the event
              --------------------------------------------------
of a Sale of the Company, if you have been continuously employed by the Company or served as a director from the date of this Agreement until the date of such Sale of the Company, there shall vest immediately prior to such Sale of the Company (or immediately prior to any repurchase of your Option Shares in connection with such Sale of the Company) the number of your Options that were expected to vest within the 12-month period following such Sale of the Company.

          (d) Acceleration of Vesting upon Discharge after a Sale of the
              ----------------------------------------------------------
Company.  In the event of a Sale of the Company, if your employment is
-------
terminated by the Company (or by the surviving or acquiring company, as the case may be) in connection with such Sale of the Company or at any time during the 2-year period commencing on the date of consummation thereof, all of your unvested Options shall become vested on the date of such termination. For purposes of this paragraph (d) only, "terminated by the Company (or by the surviving or
                   ----
acquiring company, as the case may be" shall mean actual termination by the Company or such other company, as well as your voluntary termination as a result of either of the following: (i) a material reduction in your total compensation without your consent, it being understood that a change in the form or measure
                      -------------------
of compensation (including, but not limited to, a change from salary-based compensation to commission-based compensation, or a rearrangement of your compensation package to include a different combination of salary, bonus, commission, options, incentive equity, etc.) shall not in and of itself constitute such a material reduction, or (ii) a relocation of your place of employment to a site at least 50 miles away without your consent.

          4.  Expiration of Option.
              --------------------

          (a) Normal Expiration.  In no event shall any part of your Options be
              -----------------
exercisable after the Expiration Date set forth in paragraph 2(a) above.

          (b) Early Expiration upon Termination of Employment. In the event your
              -----------------------------------------------
employment with the Company is terminated at any time prior to the Expiration Date for any reason, any portion of your Options that were not vested and exercisable on the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Options that were vested and exercisable on the date your employment with the Company terminated shall expire and be forfeited 60 days from the date of termination, but in no event after the Expiration Date.

          (c) Early Expiration upon a Sale of the Company.  Upon a Sale of the
              -------------------------------------------
Company, the Board or the board of directors of the surviving or acquiring entity may elect, upon written notice to you, that any portion of your Options that were not vested and exercisable prior to or in connection with such Sale of the Company shall expire and be forfeited as of the date of such Sale of the Company, and that any of your Options that were vested and exercisable prior to or in connection with such Sale of the Company shall expire and be forfeited if not repurchased or exercised prior to or contemporaneously with such Sale of the Company.

          5.   Procedure for Exercise.  You may exercise all or any portion of
               ----------------------
your Options, to the extent they have vested and are outstanding, at any time and from time to time prior to their expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Options, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

          6.   Securities Laws Restrictions and Other Restrictions on Transfer
               ---------------------------------------------------------------
of Option Shares.  You represent that when you exercise any of your Options you
----------------
shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws, and you agree that at the time of such purchase you shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

          7.   Non-Transferability of Options.  Your Options are personal to you
               ------------------------------
and are not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Options. In the event of your death, your Options may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Options shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

          8.   Conformity with Plan. Your Options are intended to conform in all
               --------------------
respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

          9.   Rights of Participants.  Nothing in this Agreement shall
               ----------------------
interfere with or limit in any way the right of the Company to terminate your employment at any time and for any reason, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment at any time and for any reason, any portion of your Options that were not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Options upon the occurrence of subsequent events except as provided in paragraph 11 below.

          10.  Withholding of Taxes.  The Company shall be entitled, if
               --------------------
necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

          11.  Adjustments.  In the event of a reorganization, recapitalization,
               -----------
stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Options and the Exercise Price specified herein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

          12.  Right to Purchase Option Shares upon Termination or a Sale of the
               -----------------------------------------------------------------
Company.
-------

          (a)  Repurchase of Option Shares.  If your employment with the Company
               ---------------------------
shall terminate at any time for any reason (the date on which such termination occurs being referred to as the "Termination Date"), or in the event of a Sale
                                 ----------------
of the Company (the date of the consummation of such Sale of the Company being referred to as the "Sale Date") then the Company (or its assignee pursuant to
                    ---------
paragraph 12(c) below) shall have the option to repurchase all or any portion of your Option Shares issued or issuable upon exercise of your Options, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 13 hereof (the "Repurchase Option").
 -----------------

          (b)  Repurchase by Company.  The Company may elect to purchase all or
               ---------------------
any portion of the Option Shares by delivery of written notice (the "Repurchase
                                                                     ----------
Notice") to you or any other holders of the Option Shares within the 20 days
------
ending on, or within the 120 days after, the Termination Date or the Sale Date (as applicable). The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

          (c)  Assignment of Company's Repurchase Option. The Company, by action
               -----------------------------------------
of the Board, will have the right to assign all or any portion of its repurchase rights hereunder to any holder of Class A Common (any "Other Stockholder") or
                                                       -----------------
any executive employee of the Company or any of its subsidiaries. Notwithstanding the foregoing sentence, the Company may not assign its right under paragraph 13(b) to pay a portion of the repurchase price for your Option Shares repurchased hereunder in the form of a promissory note or to offset such repurchase price against obligations or indebtedness owed by you to the Company.

          (d)  Closing of Repurchase of Option Shares.  The purchase of Option
               --------------------------------------
Shares pursuant to this paragraph 12 shall be closed at the Company's executive offices at least 20 days after the giving of the Repurchase Notice, but in no event more than 20 days after the expiration of the 140-day period referred to in paragraph 12(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. (If any Option Shares issuable upon exercise of your Options are repurchased hereunder, such Options
--------
shall be deemed to be exercised simultaneously with such repurchase.) Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

          13.  Purchase Price for Option Shares.
               --------------------------------

          (a)  Purchase Price.  The purchase price per share to be paid for the
               --------------
Option Shares purchased by the Company and the Other Stockholders pursuant to paragraph 12 shall be equal to (i) in the case of Option Shares issued upon exercise of your Options prior to such repurchase, the Fair Market Value of such Option Shares as of the Termination Date, or (ii) in the case of Option Shares issuable upon exercise of your Options (which Options shall be deemed exercised simultaneously with such repurchase), the Fair Market Value of such Option Shares minus the Option Price
                                                         -----
for such Option Shares.

          (b)  Manner of Payment.  If the Company elects to purchase all or any
               -----------------
part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares by delivery of a cashier's or certified check or wire transfer of immediately available funds in an amount equal to the purchase price of the Option Shares to be repurchased; provided
                                                                    --------
that in the event the Board determines in its good faith discretion that the Company is not in a position to pay in immediately available funds any or all of such repurchase price, the Company may pay for a portion of the repurchase price for such Option Shares (which portion shall in no event exceed the Fair Market Value of such Option Shares minus the Option Price (at the time such Option
                            -----
Shares were issued upon exercise of Options) for such Option Shares) in the form of a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate paid on the Company's senior debt obligations (or if the Company has no such senior debt, at the prime rate announced or published by Citibank, N.A. from time to time), shall have all principal and accrued interest due and payable on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company.
If the Company assigns any part of its Repurchase Option, each such assignee shall pay for that portion of such Option Shares with a cashier's or certified check or wire transfer of immediately available funds in an amount equal to the repurchase price for such Option Shares to be repurchased by such assignee.

          14.  Restrictions on Transfer.
               ------------------------

          (a)  Transfer of Option Shares.  You shall not sell, pledge or
               -------------------------
otherwise transfer any interest in any Option Shares (a "Transfer") except
                                                         --------
pursuant to the provisions of paragraphs 14(d), 12 or 16 hereof ("Exempt
                                                                  ------
Transfers"), or (but only after the consummation of a Public Offering) except
---------
pursuant to the provisions of this paragraph 14. At least 60 days prior to making any Transfer other than an Exempt Transfer, you shall deliver a written notice (the "Sale Notice") to the Company and the Other Stockholders, specifying
             -----------
in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer.

          (b)  First Refusal.
               -------------

               (i) The Company shall notify you and the Other Stockholders in writing, within 20 days after its receipt of the Sale Notice, whether it desires to purchase any of the shares offered for sale in the Sale Notice (the "Offered Shares") and, if so, how many Offered Shares it desires to
           --------------
     purchase (the "Company Notice").  Subject to
                    --------------
     subparagraph 14(b)(vii) below, the Company shall have the right to purchase all the Offered Shares which it elects to purchase in the Company Notice, at the price and on the other terms (subject to subparagraph 14(b)(iii) below) set forth in the Sale Notice. If the Company elects to purchase all of the Offered Shares, the Company Notice shall also set forth the time and place of the closing of such purchase (the "Closing"), which shall occur
                                                 -------
     not more than 90 days after the Company's receipt of the Sale Notice.

               (ii) Each Other Stockholder shall have the right to purchase its pro rata portion (based upon the number of shares of Class A Common held by each Other Stockholder electing to purchase any of the Offered Shares) of the Offered Shares not purchased by the Company under subparagraph 14(b)(i) above or by Other Stockholders under this subparagraph 14(b)(ii), at the price and on the other terms (subject to subparagraph 14(b)(iii) below) set forth in the Sale Notice, by so notifying the Company in writing 10 days after receipt of the Company Notice (each, a "Stockholder Notice"). Each
                                                   ------------------
     Stockholder Notice shall specify the maximum number of shares which the Other Stockholder sending such Stockholder Notice desires to purchase.

               (iii) Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Shares described in the Sale Notice is not payable in the form of cash or simple promissory notes issued by the prospective purchaser described therein, the Company and any Other Stockholders electing to purchase Offered Shares pursuant to subparagraphs 14(b)(i) or (ii) above shall be required to pay only such portion, if any, of the sale price described in the Sale Notice as consists of cash and simple promissory notes (the latter to be issued by the Company or the Other Stockholder purchasing such shares, as applicable), and delivery of such consideration to you shall be payment in full for the Offered Shares.

               (iv) If the Company does not elect to purchase all of the Offered Shares, it shall notify all Other Stockholders in writing within 35 days after the Company's receipt of the Sale Notice whether the Company and the Other Stockholders have elected, in the aggregate, to purchase all of the Offered Shares (the "Second Company Notice").
                              ---------------------

               (v) If the Company and the other Stockholders have elected pursuant to subparagraph 14(b)(i) or (ii) above, in the aggregate, to purchase all Offered Shares, the Second Company Notice shall set forth the number of Offered Shares to be purchased by the Company and by each Other Stockholder that elected to purchase Offered Shares and the time and place of the Closing, which shall occur not less than 60 nor more than 90 days after the Company's receipt of the Sale Notice.

               (vi)  At the Closing, the Company (if it elected to purchase any
     Offered   Shares) and each Other Stockholder electing to purchase Offered
     Shares (if the Company did not elect to purchase all Offered Shares) shall deliver to you the cash and, if applicable, the promissory notes constituting the purchase price for the Offered Shares to be purchased by such purchaser, and the you will deliver to the Company and/or each purchasing Other Stockholder the certificate(s) representing the Offered Shares being purchased by such purchaser.

               (vii) If the Company and all Other Stockholders do not elect, in the aggregate, to purchase all Offered Shares pursuant to subparagraphs 14(b)(i) and (ii) above, all elections pursuant to subparagraphs 14(b)(i) or (ii) to purchase Offered Shares shall be null and void (which fact shall be stated in the Second Company Notice), and you shall have the right, subject to paragraph 14(c) below, to Transfer the Offered Shares to the transferee described in the Sale Notice at the price and on the other terms described therein, within 90 days after the date of the Sale Notice. If after such 90-day period, the Offered Shares which you are entitled to transfer pursuant to this subparagraph (vii) have not been so transferred, they shall thereafter again be subject to this paragraph 14(b).

          (c)  Participation Rights.
               --------------------

               (i) Any Other Stockholder not electing to purchase any Offered Shares pursuant to subparagraph 14(b)(ii) above may elect to participate in any sale of Offered Shares pursuant to subparagraph 14(b)(vii) above (and only in a sale pursuant to such subparagraph) by so stating in the Stockholder Notice.

               (ii) If any Other Stockholders have elected to participate in such Transfer, you and such electing Other Stockholders shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Class A Common equal to the product of
     (x) the quotient determined by dividing the number of shares of Class A Common owned by such Person by the number of shares of Class A Common owned by all Stockholders participating in such Transfer (including you) and (y) the number of Offered Shares specified in the Sale Notice.

               (iii) You will use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the participating Other Stockholder(s) in any contemplated Transfer, and you will not transfer any of the Offered Shares to any prospective transferee unless (x) such prospective transferee agrees to the participation of the participating Other Stockholder(s) in such Transfer, or (y) you purchase from each participating Other Stockholder the same number of shares (at the same price and on the same terms) that such participating Other Stockholder would have been entitled to sell had the prospective transferee so agreed.

               (iv) Each Other Stockholder transferring shares pursuant to this paragraph 14(c) shall pay its pro rata share (based on the number of shares of Class A Common to be transferred by such Stockholder) of the expenses incurred by you and the Other Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of shares of Class A Common Stock to be sold) in any indemnification or other obligations that you agree to provide in connection with such transfer (other than any such obligations that relate specifically to a particular stockholder such as indemnification with respect to representations and warranties given by a stockholder regarding such stockholder's title to and ownership of shares); provided that no holder shall be obligated in connection with
                 --------
     such Transfer to agree to indemnify or hold harmless the transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

          (d)  Certain Permitted Transfers.  The restrictions contained in this
               ---------------------------
paragraph 14 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares shall agree in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants, or any trust solely for the benefit of you, your spouse, or your descendants.

          (e)  Termination of Restrictions.  The restrictions on the transfer of
               ---------------------------
Option Shares set forth in this paragraph 14 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this paragraph (including Exempt Transactions but excluding a transaction contemplated by paragraph 14(d)).

          15.  Additional Restrictions on Transfer.
               -----------------------------------

          (a)  Restrictive Legend.  The certificates representing the Option
               ------------------
Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ________ __, ____, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND ONE OF ITS EMPLOYEES, DATED AS OF [_______________, ______], A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b)  Opinion of Counsel.  You may not sell, transfer or dispose of any
               ------------------
Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

          (c)  Holdback. You agree not to effect any public sale or distribution
               --------
of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted.

          16.  Sale of the Company.
               -------------------

          (a)  Consent to Sale of Company.  If a Sale of the Company is approved
               --------------------------
by the Company and the holders of at least 67% of the Institutional Investor Stock (as that term is defined in the stock purchase agreement dated as of November 27, 1996, by and among the Company and certain investors (as amended from time to time according to its terms, the "Stock Purchase Agreement")) then
                                               ------------------------
outstanding (the "Approved Sale"), you shall consent to and raise no objections
                  -------------
against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of at least 67% of the Institutional Investor Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

          (b)  Purchaser Representative.  If the Company or the holders of the
               ------------------------
Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

          (c)  Termination of Restrictions.  The provisions of this paragraph 16
               ---------------------------
shall terminate upon the consummation of a Sale of the Company.

          17.  Remedies.  The parties hereto (and the Other Stockholders as
               --------
third-party beneficiaries) shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any Other Stockholders as a third-party beneficiary) may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          18.  Amendment.  Except as otherwise provided herein, any provision of
               ---------
this Agreement may be amended or waived only with the prior written consent of the Company and a majority (based on the number of Option Shares held) of the Participants (as defined in the Plan) negatively affected by a similar amendment made to their Option Agreement; provided that no provision of paragraph 12, 13, 14, 15, 16, 17, or 18 may be amended or waived, if such amendment or waiver would have a detrimental effect on the Other Stockholders, without the prior written consent of the holders of at least 67% of the Institutional Investor Stock then outstanding.

          19.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          20.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          21.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including by facsimile), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          22.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          23.  Governing Law.  The corporate law of Delaware shall govern all
               -------------
questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Illinois.

          24.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one business day after being sent by reputable overnight courier (charges prepaid) or four business days after being mailed by certified or registered mail (postage prepaid and return receipt requested), to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and to the Original Stockholders at the addresses indicated below:

          (a)  If to the Optionee:

               2420 Brockton Circle
               Naperville, IL 60565

          (b)  If to the Company:

               Focal Communications Corporation
               200 North LaSalle Street
               Chicago, Illinois 60601
               Attention: President

          (c) If to the Other Stockholders, at the address listed in the Company's records,


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          25.  Third-Party Beneficiary.  The Company and you acknowledge that
               -----------------------
the Other Stockholders are third-party beneficiaries under this Agreement.

          26.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.



                              *     *     *     *

             Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                   Very truly yours,

                                   FOCAL COMMUNICATIONS CORPORATION

                                   By _____________________________________
                                   Its President and Chief Executive Officer


Enclosures:  1.   Extra copy of this Agreement
             2.   Copy of the Plan

             The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of: _____________, ________

                                   OPTIONEE

                                   _______________________________